SALES & PURCHASE AGREEMENT

Private & Confidential Dated:

29 October, 2012

SALES & PURCHASE AGREEMENT FOR THE ACQUISITION

of

51% OF HITRIC RESOURCES (S) PTD LTD (“HITRIC”)

This agreement is entered on the 29 October, 2012 between

ELEMENT RESOURCES INTERNATIONAL LIMITED

a company Incorporated under the laws of Hong Kong

with its registered address at

Suite 713, 7/F Prudential Tower, The Gateway, Harbour City,

21 Canton Road, Tslmshatsul, Hong Kong

(“Element” of the “Company”)

A Wholly owned Subsidiary of

YINFU GOLD CORPORATION

a company Incorporated under the laws of the State, of Wyoming, USA with Its registered address at

Suite 2611, 26/F, Office Tower Langham Place, 8 Argyle Street,

Mongkok, Kowloon, Hong Kong

(“Ylnfu”)

and

HITRIC RESOURCES (S) PTD LTD

a company incorporated under the laws of the Republic of Singapore,

with its registered address at

10 Anson Road, International Plaza, #33-17,

Singapore 079903.

Company Registration Number: 201222923H

(“Hitric”),

Holder to the rights of

80% of the company shares and full management rights of INDITA PERTAMA,

a company Incorporated under the laws of the Republic of Indonesia with its registered address at

Jl. Adhyaksa, shopping Complex Kayutangl No. R.15, Banjarmasin, Indonesia

(Indita”)

and holds mining license for a high grade thermal coal claim with an area of 1,116 hectares in Kec. Kusan Hulu, Kab. Tanah Bumbu, South Kalimantan, Indonesia

and valid until 25th February 2017

(“Coal Claim”)

Collectively known as the Parties and Individually hereinafter referred to as the Party.

WHEREAS, Element desires to work together with Hitrlc in developing the coal claim mentioned above, described more fully in details In Appendix A, on a Joint venture by way of acquiring 51 % of the shares of Hitric,

WHEREAS, Hitric has the rights to the 80% shares of the company that owns the mentioned coal claim.

WHEREAS, for the acquisition of the 51% shares of Hitrlc, Element has agreed to a value of USD 1,250,000 (United States dollar one million, two hundred and fifty thousand) and this has been agreed that this is paid In 3,300,000 new Common shares of Yinfu.

WHEREAS- Element feels that is in its best Interest that it acquire the aforesaid Claims and;

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WHEREAS, Tsap Wai Ping, the Director of Element is the Company’s signing authority.

NOW, THEREFORE, in accordance of the foregoing premises and the mutual covenants, agreements, representations and warranties contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agrees as follows:

ARTICLE I
SALES AND PURCHASE OF SHARES

1.1	On the basis of the representations herein contained and on the terms and subject to the conditions set forth herein, Hitric hereby agrees to sell, assign, transfer convey and deliver to Element, 51% of the business assets of Hitric which consist of the 80% shares rights of Indita Pertama, a company Incorporated under the laws of the Republic of Indonesia with Its registered address at Jl. Adhyaksa, shopping Complex Kayutangi No. R.15, Banjarmasin, Indonesia that holds mining license for a high grade thermal coal claim with an area of 1,116 hectares in Kec. Kusan Hulu, Kab. Tanah Bumbu, South Kalimantan, Indonesia and valid until 25th February 2017 and In the spirit of this Agreement.

1.2	Element hereby agrees to purchase and acquire 51 % of Hitric and pay Hitric an aggregate of 3,300,000 new Common Shares of the Yinfu.

1.3	It is understood by the Parties that the 3,300,000 new Common shares of Yinfu so issued as payment for the 51% shares of Hitric will be restricted shares as required by Rule 144 of the United States Securities Act (the “Act”) and shall display a restrictive legend as required by the United States Securities and Exchange Act.

1.4	On the basis of the representations herein contained and on the terms and subject to the conditions set forth herein, Hitric hereby agrees to transfer control of the 51% of the shares of Hitric to Element through the acceptance and confirmation of the Issuance and granting, by Element, of 3,300,000 new Common Shares Issued of Yinfu, which represents the full purchase price of the transaction.

ARTICE II

CLOSING

2.1	The consummation of the transfer by Hitric to Element, and the acquisition by Element of the 51% shares of Hitric by payment of 3,300,000 new Common Shares shall occur on 29 October, 2012 (the “Closing Date”), Immediately at the Closing Date, Element shall deliver, or cause to be delivered, to Hitric, a board resolution confirming the issuance of 3,300,000 new Common Shares that are being sold, assigned, and conveyed to Hitric, such board resolution shall be duly executed, endorsed and/or authenticated to be completed for delivery to Hitric within 45 days.

2.2	Immediately at the Closing, Element shall deliver to Hitric, Stock certiflcate(s) representing 3,300,000 new Common shares Issued In the name or names designated by Hitric. It is understood that the stock certificates so delivered will display the required restrictive legend pursuant to Rule 144 of the United States Securities and Exchange Act.

2.3	Within 45 days after the closing, Hitric shall deliver to Tsap Wai Ping, for transmittal to Element, duly authorized, properly and fully executed documents In English, evidencing and confirming the transfer of 51% of the shares of Hitric.

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ARTICLE  III
EXECUTION

3.1	Element shall execute and deliver to Hitric, on the Closing Date, any and all such other documents and Instruments, and take or cause to be taken any and all such other and further actions that may be necessary, appropriate or advisable in order to vest fully, and to confirm the purchase and sale, the title to and possession of the Common Shares of Yinfu.

3.2	Hitric shall execute and deliver to ELement, on the Closing Date, any and all such other documents and instruments, and take or cause to be taken any and all such other and further actions that may be necessary, appropriate or advisable in order to vest fully, and to confirm the purchase and sale, the title to and possession of a 51% shares In Hitric.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF ELEMENT

Element hereby represents and warrants to Hitric as follows (it being acknowledged that Hitric is entering Into this Agreement In material reliance upon each of the following representations and warranties, and that the truth and accuracy of each of which constitutes a condition precedent to the obligations of Element hereunder):

4.1	Authorization. Element, represented by Tsap Wai Ping, the Director of Element has full power, legal capacity and authority to enter Into this Agreement and to consummate the transaction herein contemplated, and to perform all obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of Element, and this Agreement Is enforceable with respect to Hitric in accordance with its terms. Neither the execution and delivery of this Agreement, nor the compliance with any of the provisions hereof, will a) conflict with or result in a breach of, violation of or default under any of the terms, conditions or provisions of any note, bond, mortgage. Indenture, license, lease, credit agreement or other agreement, document, instrument or obligation to which Element is a party or by which Element or any of its assets or properties may be bound or b) violate any judgment, order. Injunction, decree, statute, rule or regulation applicable to Element or the assets or properties of Element.

4.2	Legality of Shares, The Common Shares, when delivered as provided in this Agreement, will be validly Issued, fully paid and non-assessable. The Common Shares, upon sale, assignment, transfer and conveyance thereof, will not be subject to the preemptive right of any shareholder or any other person. Upon delivery of and payment for the Common Shares as set forth in this Agreement, Hitric will receive title to the Common Shares thereto, free and clear of all liens, encumbrances, charges and claims whatsoever.

4.3	Compliance with Securities Laws.

a)	No formal or informal Investigation or examination by the Securities and Exchange Commission (the “Commission”) or by the securities administrator of any state Is pending or threatened against Element.

b)	Neither Element, nor any of its directors or officers, have been convicted of any felony or misdemeanor in connection with the sale or purchase of any security or involving the making of any false filing with the Commission.

c)	Element Is not subject to any order, judgment or decree of any court of competent Jurisdiction temporarily, preliminarily or permanently restraining or enjoining such person from engaging In or continuing any conduct or practice in connection with the sale or purchase of any security or Involving the making of any false filing with the Commission.

4.4	No undisclosed Issues or Liabilities. Element warrants that to the best of its knowledge there are no. Issues that might tend to cause damage to Element or its shareholders, or state or federal regulatory problems of any description.

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ARTICLE V
REPRESENTATIONS AND WARRANTIES OF HITRIC

5.1	Authorization. Hitric has full power, legal capacity and authority to enter into this Agreement, to execute all attendant documents and instruments necessary to consummate the transaction herein contemplated, to purchase and acquire the Common Shares from Element and to perform all obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of Hitric and this Agreement is enforceable with respect to Hitric, in accordance with its terms.

5.2	Information Regarding this Agreement and the Company. Hitric has obtained such information regarding the financial position and prospects of Element, as Hitric considers necessary or appropriate for the purpose of purchasing and acquiring the Common Shares from Hitric pursuant to this Agreement.

5.3	Compliance with Securities Laws.

a)	No formal or Informal Investigation or examination by the Commission or by the securities administrator or legal authority of any state or jurisdiction within or outside of the United States, Canada, China or the British Virgin Islands, is pending or threatened against Hitric or the assets.

b)	Neither Hitric nor its officers or owners have not been convicted of any felony or misdemeanor in connection with the sale or purchase of any security or Involving the making of any false filing with in any Jurisdiction.

c)	Hitric is not subject to any order, Judgment or decree of any court of competent Jurisdiction temporarily, preliminarily or permanently restraining or enjoining them from engaging in or continuing any conduct or practice in connection with the sale or purchase of any security or involving the making of any false filing with In any jurisdiction.

5.4	Disclosure of Transference of Control. Hitric understands and accepts that certain legal and regulatory filings and disclosures will be required In order to properly and legally execute the transfer of control of the shares and assets. Such filings and disclosures Include, but are not limited to the filing of a Form 8-K with the United States Securities and Exchange Commission.

a)	one or more filings of the Initial statement of beneficial ownership of securities on Schedule 13D or other similar ownership forms.

b)	Hitric will assist fully In the preparation and filing of all such required filings In order to fully Insure that all required filings are executed and filed properly and in a timely manner.

c)	Hitric will provide a detailed list of Hitric individuals or entities (the “New Shareholders”), designated to receive the 3,300,000 new Common Shares of Yinfu specified In this Agreement.

d)	The above noted detailed list of Hitric New Shareholders shall include the full legal name of the individual or entity receiving Yinfu Common Shares, the full address and citizenship or corporate jurisdiction of each New Shareholder (Attached hereto as Appendix B).

5.5	Hitric warrants that they shall deliver to Yinfu the 51 % rights of shares to Hitric including the 80% rights that Hitric hold in Indita, including, but not limited to: proprietary intellectual property, maps, documents, deeds, files, titles, patents, know-how and good-will, together with any other item, assets, products, files, records, documents, signatures, interests or rights pertaining to or relating to the Coal Claim in keeping with the Intentions and the spirit of this Agreement.

5.6	Hitric warrants that all translations in English of all documents, as required by the US Securities Act shall be accurate legal translations and that any discrepancy between the original documentation and the English translation, the English translation shall take precedence.

5.7	Hitric warrants that they Install the appointed nominees of Element into the Board of Directors to supervise the new agreed joint venture.

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ARTICLE VI
MISCELLANEOUS PROVISIONS

6.1	Parties in Interest. This Agreement shall be binding upon and Inure to the benefit of the Parties hereto, and the heirs and personal representatives of each of them, but shall not confer, expressly or by implication, any rights or remedies upon any other party.

6.2	Confidentiality. The Parties agree that the terms and conditions of this agreement shall be kept strictly confidential and shall not reveal or divulge to any third party or entities other than for regulatory filings or tax purposes and/or pursuant to a court order. The parties further agree that any dissemination of this agreement shall not be made without prior written consent of the other party.

6.3	Governing Law. This Agreement Is made and shall be governed in all respects, including validity, interpretation and effect, by the laws of Hong Kong.

6.4	Shares to Be Held In Escrow. The Parties agree that all shares Issued, pursuant to the terms and conditions of this agreement, shall be Issued as soon as practicable following the signing of this agreement, but all shares so issued SHALL BE HELD IN ESCROW and shall be deemed to be In the full control of the Issuing party until the Closing.

6.5	Notices. All notices, requests or demands and other communications hereunder must be in writing and shall be deemed to have been duly made if personally delivered or mailed, postage prepaid, to the parties as follows, with a copy of the said notices, requests or demands and other communications sent to the respective email

If to Element, to: Element Resources International Limited

c/o Tsap Wai Ping

Suite 713, 7/F Prudential Tower,

The Gateway, Harbour City-

21 Canton Road, Tsimshatsul, Hong Kong

Email: tommytsap@gmall.com

If to Hitric, to: Hitric Resources (S) Pte. Ltd

c/o Eric Teo

10 Anson Road, International Plaza #33-17,

Singapore 079903

Email: eric@hitricgroup.com

Either party hereto may change his address by written notice to the other party given in accordance with this Section 6.5.

6.6	Entire Agreement. This Agreement contains the entire agreement between the Parties and supersedes all prior agreements, understandings and writings between the Parties with respect to the subject matter hereof. Each party hereto acknowledges that no representations, inducements, promises or agreements, verbal or otherwise, have been made by either party, or anyone acting with authority on behalf of either party, which are not embodied herein, and that no other agreement, statement or promise may be relied upon or shall be valid or binding. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated verbally. This Agreement may be amended or any term hereof may be changed, waived, discharged or terminated by an agreement in writing signed by each of the parties hereto.

6.7	Captions and Headings. The article and section headings throughout this Agreement are for convenience and reference only, and shall In no way be deemed to define, limit or add to the meaning of any provision of this Agreement.

6.8	Attorneys’ Fees. In the event of any litigation between the parties hereto, the non-prevailing party shall pay the reasonable expenses, Including the attorneys’ fees, of the prevailing party In connection therewith.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

ON BEHALF OF ELEMENT RESOURCES INTERNTIOANSL LIMITED

/s/ Tsap Wai Ping	Designated Signing Authority
29Element	Tsap Wai Ping
Director
Element Resources International Limited

ON BEHALF OF HITRIC RESOURCES (S) PTE LTD (201222923H)

/s/ Teo Aik Hong	Designated Signing Authority
29 October, 2012	Teo Aik Hong
Director
Hitric Resources (S) Pte Ltd

Signature of Witness
Name
Address

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APPENDIX A

List of Assets

Right to 80% of the company shares and full management rights of INDITA PERTAMA, a company incorporated under the laws of the Republic of Indonesia with Its registered address at Jl. Adhyaksa, shopping Complex Kayutangl No. R.15, Banjarmasln, Indonesia and holding mining license for a thermal coal claim with an area of 1.116 hectares in Kec. Kusan Hulu, Kab. Tanah Bumbu, South Kalimantan, Indonesia valid until 25th February 2017.

Location and Details of the Coal Claim

IUP Exploration License 545/041 .IUP-E/D/PE/2010
Issued by the Bupati of Tanah Bumbu

Location
Province	South Kalimantan
Regent	Tanah Bumbu
District	Kusun Hulu
Code	TB. 19 PEBPR 19
Area	1,116 Hectares

	Longitude			Latitude
No							LU/LS
1	115	40	56.4	3	21	38.3	LS
2	115	40	56.4	3	21	0.0	LS
3	115	41	17.7	3	21	0.0	LS
4	115	41	17.7	3	24	0.0	LS
5	115	40	0.9	3	24	0.4	LS
6	115	40	0.9	3	21	38.3	LS

ON BEHALF OF H1TRIC RESOURCES (S) PTE LTD (201222923H)

/s/ Teo Alk Hong	Designated Signing Authority
29 October, 2012	Teo Alk Hong
Director
Hitric Resources (S) Pte Ltd (201222923H)

APPENDIX B

Form of Board Resolution issuing 3,300,000 Common Shares of

Yinfu Gold Corp to Hitric Resources (S) Pte Ltd

Shareholders

List of New Shareholders of Yinfu Gold Corp to be transferred to:

(1)	Hitric Resources (S) Pte Ltd	worth	600,000
(2)	Hitric Resources (S) Pte Ltd	worth	600,000
(3)	Hitric Resources (S) Pte Ltd	worth	600,000
(4)	Hitric Resources (S) Pte Ltd	worth	600,000
(5)	Hitric Resources (S) Pte Ltd	worth	600;000
(6)	Hltrlc Resources (S) Pte Ltd	worth	300,000
Total 6 share certificate of the total number of shares			3,300,000

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APPENDIX C

Legal Details of Indita, the Company Holding the 100% rights of the Coal Claim

Articles of Association	No.028 dated 14 February 2008 from the Notary Ahmad Yani, SH
Approval from the Ministry of Law and Human Rights	No.C-580.HT.03.01.TH.2001, 30.11.2001
Business License SI UP	S03-025/SIUP.MP-III/BP2TPM/2012
Domicile	No.000255 dated 13 March 2008
Certification of Company	No S03-853/SKTU-II/BP2TPM/2012
Registered Address
Tax Registration No. NPWP	02.823.268.4-731.000
IUP Exploration License	545/04 IUP-E/D.PE/2010
Clean and Clear Certification	As approved by the Ministry of Energy and Minerals, Republic of Indonesia

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